UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 24, 2008

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road, 9th Floor Reston, VA		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointmentof Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On November 26, 2008, TerreStar Corporation (“TerreStar”) announced the departure of Neil Hazard as its Executive Vice President and Chief Financial Officer, effective November 30, 2008.

(c)  On November 26, 2008, the TerreStar Board of Directors appointed Vincent Loiacono as TerreStar’s Chief Accounting Officer.  Mr. Loiacono will serve as TerreStar’s principal financial officer and principal accounting officer.  TerreStar has not entered into any new material plans, contracts or arrangements or amended and existing plans contracts or arrangements with Mr. Loiacono.

Mr. Loiacono, 48, is the Chief Accounting Officer of TerreStar.  From May 2005 to November 2008, he served as Senior Vice-President, Chief Accounting Officer/Controller of WorldSpace Satellite Radio, Inc., a publicly traded satellite radio company.  From November 2004 to May 2005, he served as Controller, Government Solutions for AT&T Government Solutions.  From 1996 to 2005, Mr. Loiacono served as Director/Assistant Controller of Nextel Communications.  Mr. Loiacono is a Certified Public Accountant and holds a BBA in Accounting from Bernard Baruch College.

In connection with Mr. Loiacono’s employment, TerreStar has agreed to pay Mr. Loiacono an amount equal to 50% of his annual salary in the event his employment with TerreStar is terminated other than for cause in connection with a change in control of TerreStar.  In addition, in connection with Mr. Loiacono’s employment, the Compensation Committee of the Board of Directors of TerreStar issued 50,000 restricted shares of TerreStar Corporation common stock.

(e)           Agreement with Neil Hazard

On November 24, 2008, TerreStar Networks Inc. (“TerreStar Networks”) entered into an Agreement and General Release (the “Separation Agreement”) with Neil Hazard to address the terms of his departure.  Pursuant to the Separation Agreement, TerreStar will (i) pay Mr. Hazard a payment equal to one times Mr. Hazard’s annual salary, (ii) pay Mr. Hazard’s COBRA premiums until the earlier of such time as he obtains alternative employment or 18 months following November 30, 2008, and (iii) accelerate the vesting of all unvested options and shares of restricted stock held by Mr. Hazard to immediately vest in full.  A copy of the Separation Agreement is attached as Exhibit 10.1 to this Form 8-K, the terms of which are incorporated into this Item 5.02.

Agreement with Jeffrey W. Epstein

On November 24, 2008, TerreStar Networks entered into a letter agreement with Jeffery W. Epstein, its President, pursuant to which TerreStar Networks and Mr. Epstein agreed to amend certain provisions of Mr. Epstein’s Employment Agreement, dated as of January 15, 2008, as needed to comply with Section 409A of the Internal Revenue Code.  A copy of the Letter Agreement is attached as Exhibit 10.2 to this Form 8-K, the terms of which are incorporated into this Item 5.02.

Item 7.01.          Regulation FD Disclosure.

On November 26, 2008, TerreStar issued a press release, a copy of which is attached hereto as Exhibit 99.1.  This item is furnished, not filed, pursuant to Regulation FD.

Item 9.01.          Financial Statements and Exhibits.

10.1	Agreement and General Release dated November 24, 2008 by and between TerreStar Networks Inc. and Neil Hazard.
10.2	Letter Agreement dated November 24, 2008 by and between TerreStar Networks Inc. and Jeffery W. Epstein.
99.1	Press Release of TerreStar Corporation dated November 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

	By:	/s/ Jeffrey Epstein
Jeffrey Epstein
President, General Counsel and Secretary

Date: November 26, 2008